UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 23, 2011 (March 21, 2011)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, the Board of Directors (the “Board”) of SM Energy Company (the “Company”) increased the size of the Board to eight members, and appointed Stephen R. Brand to fill the vacancy created thereby until the next annual meeting of the Company’s stockholders, which is to be held on May 25, 2011, or until his successor is elected and qualified or his earlier resignation or removal.  There is no understanding or arrangement between Dr. Brand and any other person pursuant to which Dr. Brand was appointed.

The Board determined that Dr. Brand is an independent director within the meaning of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange.

Dr. Brand is currently Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry.  He is also Senior Advisor to Clean Range Ventures, which is a cleantech venture targeting transformative opportunities in the areas of virtual utilities, resource management, advanced transportation, and low carbon energy.  Dr. Brand has over 34 years of experience in the energy industry, including extensive experience in exploration, upstream business development, upstream project development and research and development in upstream and downstream technologies, as well as innovative technology research programs in algae biofuels, nanotechnology, low carbon hydrogen, organic solar cells, CO2 capture and dieselization.  From 2007 through 2010, Dr. Brand was Senior Vice President, Technology (R&D) for ConocoPhillips (NYSE:COP).  He served as Vice President, Exploration and Business Development at ConocoPhillips from 2005 to 2007.  Dr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company, and thereafter served in various roles of increasing responsibility within Phillips Petroleum Company and its successor, ConocoPhillips, including serving as President of its Canada and Australasia businesses.

In connection with his service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Dr. Brand was granted 389 shares of the Company’s common stock, with a market value (based upon the closing market price of the Company’s common stock on March 21, 2011, the date of the grant) of $28,493, which represents a pro rata portion of the $160,000 in value of the Company’s common stock granted to each director for service from May 26, 2010, until May 25, 2011.  In addition, Dr. Brand will receive a pro rata portion of the annual cash retainer paid to non-employee directors and reimbursement for any out-of-pocket expenses.

On March 23, 2011, the Company issued a press release, which announced that Dr. Brand had been appointed to the Board.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On March 23, 2011, the Company announced that its President and Chief Executive Officer, Tony Best, will present at the Howard Weil Energy Conference on Monday March 28, 2011, at 3:05 pm Central Time.  Additionally, the Company also announced that Mr. Best will present at the Independent Petroleum Association of America, 2011 Oil and Gas Investment Symposium on Tuesday April 12, 2011, at 9:35 am Eastern Time.  A copy of the conferences press release is furnished as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed or furnished as part of this report:
	Exhibit 99.1*	Press release of SM Energy Company dated March 23, 2011, entitled SM Energy Announces Appointment of New Director
	Exhibit 99.2**	Press release of SM Energy Company dated March 23, 2011, entitled SM Energy Announces Participation in Upcoming Investor Conferences
_________________________

* Filed with this Current Report on Form 8-K. * * Furnished with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SM ENERGY COMPANY

Date:	March 23, 2011	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller